SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2011

SupportSave Solutions, Inc.
(Exact name of registrant as specified in its charter)

NV	333-143901	98-0534639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11132 Ventura Blvd, Ste #420, Studio City, CA	91604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  925-304-4400

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.02     Entry Into a Material Definitive Agreement

On or about January 6, 2011, a complaint was filed against us in the United States Bankruptcy Court for the District of Arizona (Case No. 2:10-bk-01885) by Joseph Charles Loomis (the “Debtor”).  The Debtor is the subject of a Chapter 11 bankruptcy case. The complaint alleges that on January 26, 2010, after the commencement of his bankruptcy case, the Debtor made a payment of $500,000 to us without prior bankruptcy court approval and that the entire payment is subject to being ordered immediately returned to the bankruptcy estate.  The payment was made pursuant to a written Stock Subscription Agreement executed between us and the Debtor or about January 1, 2010 whereby the Debtor agreed to purchase 833,333 shares of our common stock (the “Stock Sale”).

On February 28, 2011, the United States Bankruptcy Court approved a settlement agreement (the “Settlement Agreement”) between us and the Debtor. Under the Settlement Agreement, we are required to pay the Debtor $200,000 within 48 hours of entry of the order by the Bankruptcy Court approving the Settlement Agreement.  In exchange for the above-referenced payment, the Debtor will return to us 333,332 shares of our common stock purchased as part of the Stock Sale.

Further under the Settlement Agreement, the Debtor shall be permitted to sell his remaining shares of stock acquired in the Stock Sale for a price of not less than $0.35 per share. At the expiration of 180 days from the date of entry of an order by the Bankruptcy Court approving the Settlement Agreement, we will buy back all of the remaining shares of stock sold by means of the Stock Sale for an amount such that the Debtor is reimbursed in the total amount of $500,000 as a result of the above transactions.  In exchange, the Debtor will return to us all remaining shares of our common stock in his possession acquired on account of the Stock Sale.

Once the entire $500,000 is returned to the Debtor at the end of the 180 day period, the parties will jointly dismiss the bankruptcy action.

A copy of the Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

SECTION 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SupportSave Solutions, Inc.

/s/ Christopher Johns
Christopher Johns
Chief Executive Officer

Date: March 2, 2011